Exhibit 16.1

Deloitte & Touche LLP

1700 Market Street
Philadelphia, PA
USA

Tel: +1.215.246.2300
www.deloitte.com

January 8, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Innovative Solutions and Support, Inc.’s Form 8-K dated January 8, 2014, and have the following comments:

1.              We agree with the statements made in sentences 1, 4, 5, 6, 7 and 8.

2.              We have no basis on which to agree or disagree with the statements made in sentences 2 and 3.

Yours truly,

/s/ Deloitte & Touche LLP